UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015 (October 9, 2015)

KEMPHARM, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2656 Crosspark Road, Suite 100 Coralville, IA		52241
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02Unregistered Sale of Equity Securities.

On October 9, 2015, KemPharm, Inc., a Delaware corporation (the “Company”), issued an aggregate of 150,562 shares of its common stock to certain warrantholders of the Company pursuant to the “net-exercise” provision of certain warrants to purchase shares of the Company’s common stock held by such parties.  The Company did not receive any cash or other consideration as the warrants were “net exercised” in full.  The issuance of the shares of common stock upon exercise of the warrants was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

The following list sets forth additional unregistered issuances of the Company’s common stock since June 30, 2015:

1.	On August 17, 2015, the Company issued 1,151 shares of its common stock pursuant to the exercise of outstanding warrants for an aggregate cash purchase price of $6,034.50.

2.	On August 18, 2015, the Company issued 1,151 shares of its common stock pursuant to the exercise of outstanding warrants for an aggregate cash purchase price of $6,034.50.

3.	On August 20, 2015, the Company issued 2,645 shares of its common stock pursuant to the exercise of outstanding warrants for an aggregate cash purchase price of $14,073.60.

4.	On September 3, 2015, the Company issued 207 shares of its common stock pursuant to the exercise of an outstanding warrant for an aggregate cash purchase price of $807.30.

5.	On September 5, 2015, the Company issued 1,151 shares of its common stock pursuant to the exercise of outstanding warrants for an aggregate cash purchase price of $6,034.50.

6.

On September 17, 2015, the Company issued 3,385 shares of its common stock pursuant to the net-exercise provisions of an outstanding warrant. The Company did not receive any cash or other consideration as the warrants were “net exercised” in full.

7.	On September 22, 2015, the Company issued 207 shares of its common stock pursuant to the exercise of an outstanding warrant for an aggregate cash purchase price of $807.30.

8.	On September 28, 2015, the Company issued 1,151 shares of its common stock pursuant to the exercise of outstanding warrants for an aggregate cash purchase price of $6,034.50.

9.	On September 29, 2015, the Company issued 629 shares of its common stock pursuant to the exercise of outstanding warrants for an aggregate cash purchase price of $3,482.85.

10.

On September 30, 2015, the Company issued 818 shares of its common stock pursuant to the net-exercise provisions of an outstanding warrant. The Company did not receive any cash or other consideration as the warrants were “net exercised” in full.

11.

On October 5, 2015, the Company issued an aggregate of 838 shares of its common stock pursuant to the net-exercise provisions of outstanding warrants. The Company did not receive any cash or other consideration as the warrants were “net exercised” in full.

12.	On October 7, 2015, the Company issued 207 shares of its common stock pursuant to the exercise of an outstanding warrant for an aggregate cash purchase price of $807.30.

13.	On October 8, 2015, the Company issued 415 shares of its common stock pursuant to the exercise of an outstanding warrant for an aggregate cash purchase price of $1,618.50.

The offers, sales and issuances of the securities described above were exempt from registration under Section 4(a)(2) of the Securities Act, or, in the case of shares of common issued upon the net-exercise of outstanding warrants, were exempt from registration pursuant to Section 3(a)(9) of the Securities Act. For those securities issued pursuant to Section 4(a)(2) of the Securities Act, the Company reasonably believed the recipients of these shares acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. The Company also reasonably believed that such recipients were accredited investors as defined in Rule 501 promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEMPHARM, INC.

Date: October 15, 2015	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer